UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.
2155 Park Blvd.
Palo Alto, California 94306
(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 8, 2022, Eiger BioPharmaceuticals, Inc. issued a press release titled “Eiger Announces Both Lonafarnib-based Treatments in Pivotal Phase 3 D-LIVR Trial in Hepatitis Delta Virus (HDV) Achieved Statistical Significance Against Placebo in Composite Primary Endpoint.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 8, 2022, titled “Eiger Announces Both Lonafarnib-based Treatments in Pivotal Phase 3 D-LIVR Trial in Hepatitis Delta Virus (HDV) Achieved Statistical Significance Against Placebo in Composite Primary Endpoint.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: December 8, 2022

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer